AGREEMENT WITH RESPECT TO CERTAIN RECOVERY

UNDER JOINT FIDELITY BOND

This Agreement, made this 26th day of February, 2025 by and between the undersigned corporations or business trusts (the “Funds”), each of which is a registered investment company managed by Nuveen Fund Advisors, LLC or Teachers Advisors, LLC.

WITNESSETH:

WHEREAS, the boards of directors or trustees of each of the Funds, including a majority of the board members of each Fund who are not “interested persons” of such Fund, have approved obtaining the fidelity bond coverage required for each Fund by Rule 17g-1 under the Investment Company Act of 1940 in the form of one or more bonds, each of which names a number of the Funds as insured (the “joint insured bonds”); and

WHEREAS, Rule 17g-1(f) requires each registered management investment company named as an insured in a joint insured bond to enter into an Agreement with all other named insureds with respect to sharing of any recovery under such bond in the event of a loss sustained by it and another named insured;

NOW THEREFORE, IT IS AGREED:

1.

In the event recovery is received under any joint insured bond as a result of a loss sustained by any two or more of the Funds covered by such bond, each Fund sustaining a loss shall receive an equitable and proportionate share of the recovery, but at least equal to the amount that it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1(d)(1).

2.

This Agreement shall continue in effect for such time as the parties hereto shall be named as insureds under one or more joint insured fidelity bonds designed to satisfy the requirements of Rule 17g-1, and shall not be terminated by any change in the Funds covered by any such bond or in the amount of terms of coverage provided by any such bond or by any change in the issuer of any such bond.

3.	This Agreement supersedes any prior agreement among any of the Funds relating to the subject matter hereof.

IN WITNESS WHEREOF, an officer of such parties has executed this Agreement on behalf of each of the parties, as of the day and date first written above.

NUVEEN TAXABLE CLOSED-END FUNDS

Nuveen Real Estate Income Fund

Nuveen Preferred & Income Opportunities Fund

Nuveen Credit Strategies Income Fund

Nuveen Floating Rate Income Fund

Nuveen S&P 500 Buy-Write Income Fund

Nuveen S&P 500 Dynamic Overwrite Fund

Nuveen Core Equity Alpha Fund

Nuveen Mortgage and Income Fund

Nuveen Taxable Municipal Income Fund

Nuveen Real Asset Income and Growth Fund

Nuveen Preferred Securities & Income Opportunities Fund

Nuveen Multi-Market Income Fund

Nuveen Global High Income Fund

Nuveen Dow 30 Dynamic Overwrite Fund

Nuveen NASDAQ 100 Dynamic Overwrite Fund

Nuveen Core Plus Impact Fund

Nuveen Multi-Asset Income Fund

Nuveen Variable Rate Preferred & Income Fund

NUVEEN CLOSED-END MUNICIPAL BOND FUNDS

Nuveen Select Tax-Free Income Portfolio

Nuveen California Select Tax-Free Income Portfolio

Nuveen New York Select Tax-Free Income Portfolio

Nuveen Municipal Value Fund, Inc.

Nuveen California Municipal Value Fund

Nuveen New York Municipal Value Fund

Nuveen Municipal Income Fund, Inc.

Nuveen Select Maturities Municipal Fund

Nuveen Pennsylvania Quality Municipal Income Fund

Nuveen Arizona Quality Municipal Income Fund

Nuveen Massachusetts Quality Municipal Income Fund

Nuveen Virginia Quality Municipal Income Fund

Nuveen Missouri Quality Municipal Income Fund

Nuveen Quality Municipal Income Fund

Nuveen California Quality Municipal Income Fund

Nuveen New York Quality Municipal Income Fund

Nuveen New Jersey Quality Municipal Income Fund

Nuveen Municipal Credit Income Fund

Nuveen AMT-Free Municipal Credit Income Fund

Nuveen AMT-Free Quality Municipal Income Fund

Nuveen California AMT-Free Quality Municipal Income Fund

Nuveen New York AMT-Free Quality Municipal Income Fund

Nuveen Municipal High Income Opportunity Fund

Nuveen AMT-Free Municipal Value Fund

Nuveen Minnesota Quality Municipal Income Fund

Nuveen Municipal Credit Opportunities Fund

Nuveen Dynamic Municipal Opportunities Fund

NUVEEN INTERVAL FUNDS

Nuveen Enhanced CLO Income Fund

Nuveen Enhanced High Yield Municipal Bond Fund

NUVEEN OPEN-END FUNDS

Nuveen Municipal Trust

Nuveen Multistate Trust I

Nuveen Multistate Trust II

Nuveen Multistate Trust III

Nuveen Multistate Trust IV

Nuveen Investment Trust

Nuveen Investment Trust II

Nuveen Investment Trust III

Nuveen Investment Trust V

Nuveen Managed Accounts Portfolios Trust

Nuveen Investment Funds, Inc.

NuShares ETF Trust

TIAA-CREF Funds

TIAA-CREF Life Funds

BY: /s/ Mark J. Czarniecki
Mark J. Czarniecki
Vice President